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                                  June 8, 2006

RathGibson, Inc.
2505 Foster Avenue
Janesville, WI 53547

Ladies and Gentlemen:

     We have acted as special counsel for RathGibson, Inc. (the "Issuer"), in connection with the preparation and filing of a Registration Statement on Form
S-4 (the "Registration Statement"), relating to $200,000,000 in aggregate principal amount of the Issuer's 11.25% Senior Notes due 2014 (the "New Notes").
The New Notes are to be offered by the Issuer in exchange for $200,000,000 in aggregate principal amount of the Issuer's outstanding 11.25% Senior Notes due
2014.

     This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Act").

     In connection with this opinion, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of each of the
Registration Statement and the Indenture, dated as of February 7, 2006, between the Issuer and The Bank of New York, as Trustee (the "Indenture"). We have also examined originals, telecopies or copies certified or otherwise identified to our satisfaction, of such records of the Issuer and such other agreements, certificates and documents of public officials, officers and other representatives of the Issuer and others, as we have deemed necessary as a basis for our opinion set forth below.

     We have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Indenture and on certifications of public officials and of officers and other representatives of the Issuer.

     We have assumed the legal capacity of all natural persons executing the
Indenture and such other agreements, certificates or documents, the genuineness of all signatures thereon, the authority of all persons signing the Indenture and such other agreements, certificates and documents on behalf of the parties thereto other than officers and other representatives of the Issuer, the authenticity of all documents submitted to us as originals, the conformity to the original of all copies, telecopies, photostatic or conformed copies and the authenticity of the

RathGibson, Inc.
June 8, 2006

originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the
Issuer.

     In rendering the opinion set forth below, we have also assumed that, except to the extent expressly set forth in the opinion below: (i) the Indenture has been duly authorized by the parties thereto; (ii) the Indenture has been duly executed and delivered by each party thereto; (iii) the Issuer has the requisite power and authority (corporate, company, partnership or other) to execute, deliver and perform its obligations under the Indenture; and (iv) the Indenture constitute a legal, valid and binding agreement of the parties thereto other than the Issuer, enforceable against such parties in accordance with its terms.

     Based on the foregoing and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that:

     1. Upon the issuance of the New Notes in the manner referred to in the
Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, the New Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent that the enforceability thereof may be limited by: (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies;
and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Schulte Roth & Zabel LLP